EXHIBIT 99.1

October 13, 2009

Left Behind Games Inc. – CEO Update

Dear Fellow Stockholders:

The purpose of this letter is to bring clarity regarding the forward-split and discuss two other important issues.

Call for Texas-based Investors

If you would like to help our Wal-Mart trial become successful, and you are located anywhere near Dallas or Houston, please send an email to Janice Moore (Janice@inspiredmedia.com) with your name, address, mobile phone number and email address. She will get back to you promptly with information on how you can help.

Shares Sold

You will notice that last week, I sold a small portion of my stock holdings. In more than 3.5 years as a public company, this was only the 4th time I’ve sold stock, and it was done primarily to pay my personal tax obligations in full.

Forward-Split

Yesterday, we received notice from FINRA that our forward-split was approved with a record date of October 9, 2009 and a payable date of October 13, 2009. Should you have any further questions about the forward-split, you are welcome to contact our transfer agent, Columbia Stock Transfer at www.columbiastock.com.

Should any of you have any further questions, please do not hesitate to contact our Director of Investor relations or myself as posted on the investor relations page of our website: www.inspiredmedia.com.

Most sincerely,

Troy Lyndon

Chief Executive Officer

Inspired Media Entertainment

Left Behind Games Inc.

troy@inspiredmedia.com

(951) 634-5457 Direct

This letter may contain certain “forward-looking statements” that are based on the Company’s current expectations, assumptions, estimates and projections about its business and industry.  various words, including, but not limited to, “may,” “expects,” “plans,” “anticipates,” “intends,” “will or would,” and similar expressions (modified as may be required by the context) are intended to identify “forward-looking statements.”  There can be no assurance that any of such statements will accurately predict future events, and actual results are subject to various risks and uncertainties that could cause the Company’s actual results to differ significantly and materially from those reflected in any forward-looking statements.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements which express the current beliefs and expectations of Left Behind Games’ management, including the expectation of improved sales of the company’s products. Such statements are subject to a number of known and unknown risks and uncertainties that could cause Left Behind Games’ future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of Left Behind Games' Form 10-KSB for the year ended March 31, 2006, which is on file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.